Exhibit 24.0

DIRECTORS AND CERTAIN OFFICERS OF

PFGI CAPITAL CORPORATION

ANNUAL REPORT ON FORM 10-K

POWER OF ATTORNEY

The undersigned directors and officers of PFGI Capital Corporation, a Maryland corporation (the “Corporation”) which anticipates filing an Annual Report on Form 10-K for the Corporation’s fiscal year ended December 31, 2009 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, hereby constitute and appoint Kevin R. Glass and Laura L. Long, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign in the capacities indicated below, said Form 10-K, and any and all amendments and exhibits thereto, or other documents to be filed with, or submitted to, the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.

EXECUTED as of January 21, 2010.

/s/ Beth Adams	Director, Vice President
Beth Adams

/s/ James T. Berry	Director
James T. Berry

/s/ Kevin R. Glass	Director, Chief Financial Officer and Treasurer
Kevin R. Glass

/s/ Nathan Herring	Director
Nathan Herring

/s/ Dett P. Hunter	Director
Dett P. Hunter

/s/ Randall C. King	Director and President
Randall C. King

/s/ Lisa Kovac	Director, Vice President
Lisa Kovac

/s/ J. David Rosenberg	Director
J. David Rosenberg

/s/ John E. Rubenbauer	Director
John E. Rubenbauer